Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, acting in the capacity or capacities stated with their respective names below, hereby constitutes and appoints Larry D. Richman, Kevin M. Killips and Jennifer R. Evans, and each or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-3 of PrivateBancorp, Inc., any and all amendments (including any post-effective amendments) and supplements to such registration statement on Form S-3, and any related registration statement and its amendments filed pursuant to Rule 462(b) under the Securities Act of 1933 (the “Securities Act”), and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and to comply with the Securities Act and the rules, regulations and requirements thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date
/s/ Larry D. Richman	President, Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2015
Larry D. Richman
/s/ Kevin M. Killips	Chief Financial Officer (Principal Financial Officer)	November 9, 2015
Kevin M. Killips
/s/ Paul E. Carey	Controller and Chief Accounting Officer (Principal Accounting Officer)	November 9, 2015
Paul E. Carey
/s/ James M. Guyette	Chairman and Director	November 9, 2015
James M. Guyette
/s/ Diane M. Aigotti	Director	November 9, 2015
Diane M. Aigotti
/s/ Norman R. Bobins	Director	November 9, 2015
Norman R. Bobins
/s/ Michelle L. Collins	Director	November 9, 2015
Michelle L. Collins
/s/ Ralph B. Mandell	Director	November 9, 2015
Ralph B. Mandell
/s/ Cheryl Mayberry McKissack	Director	November 9, 2015
Cheryl Mayberry McKissack
/s/ James B. Nicholson	Director	November 9, 2015
James B. Nicholson
/s/ Richard S. Price	Director	November 9, 2015
Richard S. Price
/s/ Edward W. Rabin, Jr.	Director	November 9, 2015
Edward W. Rabin, Jr.
/s/ William R. Rybak	Director	November 9, 2015
William R. Rybak
/s/ Alejandro Silva	Director	November 9, 2015
Alejandro Silva